Exhibit 99.1.1

News Announcement

CONTACT:
Richard E. Gaetz, President/CEO	Robert L. Rinderman
Sean Washchuk, VP Finance/CFO	Purdy Tran
Vitran Corporation Inc	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VVN@jcir.com

FOR IMMEDIATE RELEASE

VITRAN APPROVED FOR LISTING ON NASDAQ NATIONAL MARKET

TORONTO, ONTARIO (March 3, 2005) – Vitran Corporation Inc. (AMX: VVN, TSX: VTN), a North American transportation and logistics firm, today announced that it has been approved for listing on the NASDAQ National Market under the symbol VTNC. Trading on the NASDAQ is expected to commence on Monday, March 7, 2005. Vitran’s common shares will continue to trade on AMEX until March 4.

“We are very pleased to join the majority of our trucking industry peers on NASDAQ, and believe this is a logical next step in supporting Vitran’s growth while offering our U.S. shareholders enhanced liquidity. We thank everyone at the American Stock Exchange for their fine service and support,” stated Vitran President and Chief Executive Officer Rick Gaetz.

About Vitran Corporation Inc.
 Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (AMX: VVN, TSX: VTN), visit the website at www.vitran.com.

Statements in the press release regarding management’s future expectation, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “intends,” “will,” “should,” “expects,” “projects,” and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filing with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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